UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 26, 2009
Date of Report (Date of earliest event reported)
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-1.1

Item 1.01. Entry into a Material Definitive Agreement.
     On August 26, 2009, Energy Transfer Partners, L.P. (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) with UBS Securities LLC (“UBS”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through UBS, as the Partnership’s sales agent, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $300,000,000 (the “Units”). Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed by the Partnership and UBS.
     Under the terms of the Agreement, the Partnership may also sell Units from time to time to UBS as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Units to UBS as principal would be pursuant to the terms of a separate terms agreement between the Partnership and UBS.
     The Units will be issued pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-160019).
     The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit

Exhibit 1.1	Equity Distribution Agreement, dated August 26, 2009 by and among the Partnership and UBS Securities LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: August 26, 2009		/s/ Martin Salinas, Jr.

Martin Salinas, Jr.
Chief Financial Officer